EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 1, 2008, relating to the financial statements and financial statement schedule of Big Lots, Inc. (which expresses an unqualified opinion and includes  an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of Financial Accounting Standards Board Statement No. 109, effective February 4, 2007, SFAS No. 123(R) (Revised 2004), Share-Based Payment, effective January 29, 2006, and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment to SFAS Nos. 87, 88, 106, 132(R), effective February 3, 2007), and the effectiveness of Big Lots, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Big Lots, Inc. for the year ended February 2, 2008.

DELOITTE & TOUCHE LLP

Dayton, Ohio
July 23, 2008